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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     November 5, 1999


                             THE BIGHUB.COM, INC.
            (Exact name of registrant as specified in its charter)

     FLORIDA                      000-27107                65-0580634
 (State or other                 (Commission            (I.R.S. Employer
   jurisdiction                  File Number)          Identification No.)
 of incorporation)

                           2939 Moss Rock, Suite 100
                              San Antonio, Texas                    78230
                    (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:      (210) 979-9228


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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On November 5, 1999, The BigHub.com, Inc., (the "Company") dismissed Reel & Swafford, P.L.L.C. (the "Former Auditor") as its independent auditor. The Former Auditor's audit reports on the Company's financial statements for the years ended October 31, 1998 and 1997, were included in the Company's Form 10-SB, which was filed on August 20, 1999. Neither of the audit reports contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principals.

     The decision to dismiss the Former Auditor was approved by the Company's Board of Directors.

     The Company's decision to dismiss the Former Auditor resulted from management's disagreement with the Former Auditor over the valuation of the Company's search engine technology and Internet Web Site (the "Search Engine and Web Site"). The Company completed the acquisition of the Search Engine and Web Site in September, 1998, at which time management, in accordance with generally accepted accounting principles, valued the Search Engine and Web Site at $5,971,584. The recorded value of the Search Engine and Web Site was audited by the Former Auditor in connection with their audit of the Company's financial statements for the year ended October 31, 1998, and the Former Auditor issued an unqualified opinion with respect to such financial statements, which included the Search Engine and Web Site recorded as an asset at the aforementioned value.

     In May, 1999, a new management team joined the Company. During the ensuing months, certain factors led the Company's management to question the value of the Search Engine and Web Site. Consequently, the Company conducted an impairment analysis pursuant to Statement of Financial Accounting Standards No. 121 and, based upon an independent appraisal of the Company's assets, management determined that the value of the Search Engine and Web Site should be written down to $282,750 as of the Company's most recent fiscal year ended October 31, 1998. The effect on the Company's financial statements for the year ended October 31, 1998 will be a reduction of $5,688,834 in the recorded value of the Search Engine and Web Site and a corresponding reduction in the Company's recorded shareholders' equity. During this process, the Company consulted with another independent accounting firm which agreed in theory with the Company's approach to valuing the Search Engine and Web Site.

     Since a restatement of the Search Engine and Web Site as of such date would require the Company's financial statements for the year ended October 31, 1998 to be restated, the Company discussed the matter with the Former Auditor.
During its initial discussions with the Company regarding restating the October 31, 1998 financial statements, the Former Auditor informed the Company that it would not restate the October 31, 1998 financial statements because it believed that the Search Engine and Web Site was properly recorded at its net realizable value and, therefore, that the October 31, 1998 financial statements were presented fairly in accordance with generally accepted accounting principles.

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     Upon further discussions, the Company determined that its disagreement with the Former Auditor was not going to be resolved, as each party felt that its position was in accordance with generally accepted accounting principles. Consequently, following the approval of its Board of Directors, the Company informed the Former Auditor by letter dated November 5, 1999, that the Company was dismissing the Former Auditor.

     On November 8, 1999, the Company engaged Corbin & Wertz as its new independent auditor (the "New Auditor") to audit the Company's financial statements for the years ended October 31, 1999 and 1998. The appointment of the New Auditor was approved by the Company's Board of Directors. Prior to its decision to dismiss its Former Auditor, the Company consulted with the New Auditor with respect to its approach to the valuation of the Search Engine and Web Site, as discussed above. The New Auditor provided oral advice that the Company's approach to valuing the Search Engine and Web Site was in theory compliant with generally accepted accounting principles. The Company has asked the Former Auditor to respond fully to any inquiries proffered by the New Auditor regarding the subject matter of the Former Auditor's disagreement with the Company over the valuation of the Search Engine and Web Site.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE BIGHUB.COM, INC.


Date: November 9, 1999                      By:  /s/ Chet Howard
                                                 ---------------
                                                 Chet Howard
                                                 Chief Financial Officer

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE BIGHUB.COM, INC.


Date: November 9, 1999                      By:  /s/ Chet Howard
                                                 ---------------
                                                 Chet Howard
                                                 Chief Financial Officer

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